GulfSlope Energy, Inc. S-1/A

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GulfSlope Energy, Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 31, 2018, relating to the financial statements of GulfSlope Energy, Inc. (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 17, 2019